Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	x
:
Trailer Bridge, Inc.,[1]	:	Case No. 3:11-bk-08348-[JAF]
:
Debtor.	:	Chapter 11
:
/	x

PLAN OF REORGANIZATION

FOR TRAILER BRIDGE, INC.

Dated January 14, 2012

FOLEY & LARDNER LLP

Gardner F. Davis (FL 0471712)

E. Robert Meek (FL 0302910)

John J. Wolfel, Jr. (FL 030664)

One Independent Drive, Suite 1300

Jacksonville, FL 32202-5017

P. O. Box 240

Jacksonville, FL 32201-0240

Telephone: (904) 359-2000

Facsimile: (904) 359-8700

-and-

DLA PIPER LLP (US)

Gregg M. Galardi (NY 4535506)

Gabriella Zborovsky (NY 4851614)

Sarah E. Castle (NY 4932240)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Facsimile: (212) 335-4501

-and-

Craig Martin (DE 5032)

Cynthia E. Moh (DE 5041)

919 N. Market Street, Suite 1500

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

[1]

The Debtor’s taxpayer identification number is 13-3617986. The mailing address for the Debtor, solely for purposes of notices and communications is 10405 New Berlin Road East, Jacksonville, Florida 32226.

i

B.	Disbursing Agent(s)		21
C.	Means of Cash Payment		22
D.	Calculation of Distribution Amounts of New Common Stock		22
E.	Application of Distribution Record Date		22
F.	Delivery of Distributions; Undeliverable or Unclaimed Distributions		23
G.	Withholding and Reporting Requirements		23
H.	Allocation of Plan Distributions Between Principal and Interest		23
I.	Setoffs		24
J.	Fractional Distributions		24
K.	De Minimis Distributions		24
L.	Prepayment		24
M.	No Distribution in Excess of Allowed Amounts		24
N.	Joint Distributions		24

ARTICLE VI PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS			25
A.	Resolution of Disputed Claims		25
B.	No Distribution Pending Allowance		25
C.	Distributions After Allowance		25
D.	Reservation of Right to Object to Allowance or Asserted Priority of Claims		26

ARTICLE VII TREATMENT OF CONTRACTS AND LEASES			26
A.	Assumed Contracts and Leases		26
B.	Treatment of Change of Control Provisions		26
C.	Payments Related to Assumption of Contracts and Leases		26
D.	Claims Based on Rejection of Executory Contracts or Unexpired Leases		27
E.	Compensation and Benefit Plans and Treatment of Retirement Plan		27
F.	Indemnification of Directors and Officers		27

ARTICLE VIII SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN			27
A.	New Common Stock and New Warrants		27
B.	Exemption from Registration		28
C.	Registration Rights		28
D.	Stockholders Agreement		28

ARTICLE IX Conditions PRECEDENT to Effective Date			28
A.	Conditions to Effective Date		28
B.	Waiver of Conditions		30

ARTICLE X MODIFICATIONS AND AMENDMENTS			30

ARTICLE XI RETENTION OF JURISDICTION			30

ARTICLE XII MISCELLANEOUS PROVISIONS			32
A.	Corporate Action		32
B.	Professional Fee Claims		32
C.	Payment of Statutory Fees		32
D.	Payment of DIP Lenders’ Fees		32
E.	Payment of Majority Secured Noteholders’ Fees		32
F.	Severability of Plan Provisions		33
G.	Successors and Assigns		33
H.	Discharge of Claims and Termination of Interests		33
I.	Releases		33
	1.	Releases by Debtor	33
	2.	Releases by Third Parties.	34
J.	Exculpation and Limitation of Liability		34
K.	Injunction		35

L.	Term of Bankruptcy Injunction or Stays	35
M.	Enforcement of Subordination	35
N.	Binding Effect	35
O.	Plan Supplement	35
P.	Committees	36
Q.	Notices	36
R.	Governing Law	37
S.	Prepayment	38
T.	Section 1125(e) of the Bankruptcy Code	38

TABLE OF EXHIBITS

Exhibit A-1	Reorganized Debtor Certificate of Incorporation

Exhibit A-2	Reorganized Debtor Bylaws

INTRODUCTION

Trailer Bridge, Inc. proposes the following plan of reorganization under chapter 11 of the Bankruptcy Code (as defined below).

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION

AND COMPUTATION OF TIME

A.	Scope of Definitions; Rules of Construction

Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.	Definitions

1.1 “Administrative Claim” means a Claim entitled to priority under Bankruptcy Code sections 507(a)(2), 507(a)(3) and 507(b) for costs and expenses of administration of the Chapter 11 Case, including (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries and commissions for services and payments for goods, leased equipment and premises) and (b) all other Claims entitled to administrative status pursuant to a Final Order of the Bankruptcy Court, but excluding the DIP Facility Claims, Priority Tax Claims, Other Priority Claims and Professional Fee Claims, for which a holder has made request for payment by the Administrative Claims Bar Date.

1.2 “Administrative Claims Bar Date” means the date that is (a) fifteen days prior to the Confirmation Hearing, or any continued hearing on confirmation; or (b) thirty days after the occurrence of the last event giving rise to the claim, as provided for under Rule 3017-1 of the Local Rules of the United States Bankruptcy Court for the Middle District of Florida.

1.3 “Administrative Claims Objection Deadline” means the first Business Day following the later of (i) 120 days following the Effective Date and (iii) such other date as may be established by an order of the Bankruptcy Court.

1.4 “Affiliate” means, with respect to any “entity” as defined in section 101(15) of the Bankruptcy Code, “affiliate” as defined in section 101(2) of the Bankruptcy Code, as though such entity was a debtor.

1.5 “Allowed Claim” means a Claim (i) as to which no objection or request for estimation has been filed on or before the Administrative Claims Objection Deadline, the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any and all objections have been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtor or the Reorganized Debtor or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtor does not waive its rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the time, manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced. For the avoidance of doubt, an Allowed Claim (i) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law and (ii) unless otherwise specified herein, or required by section 506(b) of the Bankruptcy Code or specified in a Final Order of the Bankruptcy Court, shall not include any interest on such Claim accruing from or after the Petition Date through the Effective Date.

1.6 “Allowed Class      Claim” means, with respect to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

1.7 “Avoidance Actions” means the estate Causes of Action under sections 542 through 550 of the Bankruptcy Code.

1.8 “Ballot(s)” means each of the ballot forms distributed to each Holder of a Claim or Interest entitled to vote to accept or reject this Plan.

1.9 “Board” shall have the meaning set forth in Article IV.G.

1.10 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as now in effect or hereafter amended.

1.11 “Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division.

1.12 “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, and the Federal Rules of Civil Procedure, as now in effect or hereafter amended, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

1.13 “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

1.14 “Cash” means legal tender of the United States or equivalents thereof.

1.15 “Causes of Action” means any action, proceeding, agreement, claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any claim listed in the Plan Supplement.

1.16 “Chapter 11 Case” means the chapter 11 case of the Debtor.

1.17 “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

1.18 “Claims Objection Deadline” means the first Business Day following the later of (i) 180 days following the Effective Date and (ii) such other date as may be established by an order of the Bankruptcy Court.

1.19 “Class” means one of the classes of Claims or Interests listed in Article III below.

1.20 “Class 1: Wells Term Loan Secured Claims” mean any Claims arising under, in connection with, or related to the Wells Term Loan Agreement by and among the Debtor and the Wells Term Loan Agent.

1.21 “Class 2: Wells Revolver Secured Claims” mean any Claims arising under, in connection with, or related to Wells Revolving Loan Agreement by and among the Debtor and the Wells Revolving Loan Agent.

1.22 “Class 3: MARAD 6.52% Bond Claims” mean any claims arising under, in connection with, or related to the MARAD 6.52% Indenture.

1.23 “Class 4: MARAD 7.07% Bond Claims” mean any claims arising under, in connection with, or related to the MARAD 7.07% Indenture.

1.24 “Class 5: Secured Note Claims” mean any Claims arising under, in connection with, or related to the Secured Note Indenture by and among the Debtor and the Secured Note Indenture Trustee.

1.25 “Class 6: Miscellaneous Secured Claims” mean Secured Claims other than a Prepetition Lender Claim that is secured by either (i) a valid, duly perfected lien as of the Petition Date on property in which the Estate has an interest or (ii) a right of setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

1.26 “Class 7: Other Priority Claims” mean Claims entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.

1.27 “Class 8: General Unsecured Claims” means an Unsecured Claim, including the Noteholder Deficiency Claim.

1.28 “Class 9: Old Common Interests” mean the common stock of the Debtor issued and outstanding immediately prior to the Petition Date, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such stock.

1.29 “Collateral” means any property or interest in property of the Estate subject to a lien or security interest to secure the payment or performance of a Claim, which lien or security interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

1.30 “Committee” means the official statutory committee of unsecured creditors appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

1.31 “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.32 “Confirmation Hearing” means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.33 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be proposed in form and substance acceptable to each of the Majority Secured Noteholders and the DIP Lenders.

1.34 “Consummation” means the occurrence of the Effective Date.

1.35 “Corporate Governance Documents” means the certificate of incorporation and bylaws of the Debtor and the Reorganized Debtor.

1.36 “Cure Payment” means the payment of Cash or the distribution of other property by the Debtor (as the parties may agree or the Bankruptcy Court may order), as is necessary for the Debtor to cure monetary defaults under an Executory Contract or unexpired lease so as to permit the Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.37 “Cure Reserve” means the reserve of Cash in the amount of $[2] million established and maintained by the Debtor or Reorganized Debtor, as the case may be, to make Cure Payments.

1.38 “Debtor” means Trailer Bridge, Inc., in its capacity as debtor and debtor in possession under sections 1107 and 1108 of the Bankruptcy Code and, as to acts or rights on or after the Effective Date or when the context otherwise so requires, the post-confirmation entity reorganized hereunder.

1.39 “DIP Facility” means the postpetition debtor in possession credit facility provided to the Debtor during the Chapter 11 Case pursuant to the DIP Facility Agreement.

1.40 “DIP Facility Agreement” means (i) that certain debtor in possession senior secured priming credit facility by and between the Debtor, Law Debenture Trust Company Of New York, as Agent and certain lenders signatory thereto, dated as of November 21, 2011, in the amount of up to Fifteen Million Dollars ($15,000,000) and (ii) such other loan or credit agreements, security agreements, pledge agreements, guarantees, or similar agreements or instruments executed and delivered by the Debtor relating to or executed and delivered pursuant to such agreement, and all Uniform Commercial Code financing statements required thereby that were filed, or other filings and/or registrations that were made or obtained, as the case may be, with respect to the security interests in personal property, real property and fixtures created pursuant to any of the foregoing agreements, as amended by the parties thereto and approved by the Bankruptcy Court.

1.41 “DIP Facility Claim” means a Claim arising under, in connection with, or related to the DIP Facility.

1.42 “DIP Lender” means any lender under the DIP Facility Agreement.

1.43 “Disallowed Claim” means any Claim against the Debtor that has been disallowed, in whole or in part, by Final Order or written agreement between the Debtor and the holder of such Claim, to the extent of such disallowance.

1.44 “Disbursing Agent” means Reorganized Debtor or any party designated by Reorganized Debtor, in its sole discretion, to serve as disbursing agent under the Plan.

1.45 “Disclosure Statement” means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time, is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018, and is in form and substance acceptable to each of the Majority Secured Noteholders and the DIP Lenders.

1.46 “Disputed Claim” means any Claim or any portion of a Claim that is not an Allowed Claim or a Disallowed Claim; provided that in no event shall the Class 5: Secured Note Claims or any other Claim arising under, in connection with, or relating to the Secured Note Indenture and the Secured Notes be Disputed Claims for any purpose hereunder.

1.47 “Distribution Date” means any date occurring after the Effective Date on which the Disbursing Agent makes a distributions to the holders of Allowed Claims as provided in Article V of the Plan.

1.48 “Distribution Record Date” means the Confirmation Date.

1.49 “Effective Date” means a date selected by the Debtor, with the consent of each of the Majority Secured Noteholders and the DIP Lenders, which date shall be on or after the first Business Day on which all the conditions to the consummation of the Plan set forth in Article IX have been satisfied or waived.

1.50 “Estate” means the estate of the Debtor in the Chapter 11 Case, as created under section 541 of the Bankruptcy Code.

1.51 “Executory Contract” means an express or implied agreement, understanding, course of dealing or contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.52 “Exit Credit Facility Agreement” means one or more financing agreements to be executed by the Reorganized Debtor and such other lenders on terms and conditions agreed to with such lenders, including in either instance any agreements, amendments, modifications or supplements or documents related thereto, the final form of which shall be acceptable to the Debtor, each of the Majority Secured Noteholders, the DIP Lenders and the lenders providing the Exit Facility and the material terms of which shall be filed as an Exhibit to the Plan Supplement.

1.53 “Exit Facility” means the exit financing provided to the Reorganized Debtor on the Effective Date pursuant to the Exit Credit Facility Agreement.

1.54 “Exit Lender” means any lender that is a party to the Exit Credit Facility Agreement.

1.55 “Final Order” means an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or petition for certiorari has expired and (iii) no appeal, request for a stay, petition seeking certiorari, or other review is pending; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule (whether federal or state) may be but has not then been filed with respect to such order shall not cause such order not to be a Final Order.

1.56 “General Bar Date” shall mean February 1, 2012 at 5:00 p.m. (Pacific Time).

1.57 “General Unsecured Reserve” means the reserve of Cash established and maintained by the Debtor and Reorganized Debtor, as the case may be, to pay Allowed General Unsecured Claims, which will be initially funded with $[500,000].

1.58 “Governmental Bar Date” means May 14, 2012 at 5:00 p.m. (Pacific Time).

1.59 “Impaired” shall have the meaning set forth in section 1124 of the Bankruptcy Code with respect to a Class of Claims or Interests and each Claim or Interest in such Class.

1.60 “Impaired Class” means a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.61 “Indemnification Provisions” means each of the indemnification provisions, agreements or obligations in place as of the Petition Date, whether in the bylaws, certificates of incorporation, board resolutions or employment contracts, for the Debtor and the current directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtor.

1.62 “Initial Distribution Date” means the first Distribution Date, which Date shall occur no later than 30 days following the Effective Date.

1.63 “Interest” means any legal, equitable, contractual or other right of any Person (including any 401(k) plan or plan participant) in the ownership of the Debtor, whether or not transferable and whether or not reflected in a stock certificate or agreement that is not a Claim, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing that is not a Claim.

1.64 “Lien” shall have the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.65 “Litigation Claims” means all Claims, Causes of Action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any Person, except any Claims or Causes of Action that are released under the Plan or the Confirmation Order.

1.66 “Majority Secured Noteholders” means Seacor Holdings, Inc. and Whippoorwill Associates, Inc.

1.67 “MARAD 6.52% Indenture” means that certain Trust Indenture, dated as of December 4, 1997, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among the Debtor and the MARAD Agent.

1.68 “MARAD 7.07% Indenture” means that certain Trust Indenture, dated as of June 23, 1997, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among the Debtor and the MARAD Agent.

1.69 “MARAD Agent” means U.S. Bank National Association, in its capacity as successor indenture trustee under the MARAD Indentures.

1.70 “MARAD Collateral” means the property securing the obligations owed by the Debtor to the MARAD Agent under the MARAD Indentures.

1.71 “MARAD Indentures” means the MARAD 7.07% Indenture together with the MARAD 6.25% Indenture.

1.72 “Miscellaneous Secured Reserve” means the reserve of Cash in the amount of $[1.5] million established and maintained by the Debtor or Reorganized Debtor, as the case may be, to pay Allowed Miscellaneous Secured Claims.

1.73 “New Common Stock” means [            ] of common shares in the capital of Reorganized Debtor authorized pursuant to the Plan, of which [            ] shares shall be initially issued and outstanding as of the Effective Date.

1.74 “New Class 5 Secured Note” means that certain promissory note in the principal amount of $65 million and secured by a second lien on all assets of the Reorganized Debtor other than the MARAD Collateral, and a third lien on the MARAD Collateral, to be issued by the Reorganized Debtor pursuant to the New Secured Note Indenture.

1.75 “New Management Incentive Plan” means that certain equity incentive plan, which may be adopted by the Reorganized Debtor following the Effective Date, substantially in the forms to be included in the Plan Supplement and on terms and conditions acceptable to each of the Majority Secured Noteholders.

1.76 “New Secured Note Indenture” means that certain Indenture, to be dated as of the Effective Date, among Reorganized Debtor, as issuer, and the New Secured Note Indenture Trustee, relating to the New Class 5 Secured Note, the final form of which shall be acceptable to each of the Majority Secured Noteholders.

1.77 “New Secured Note Indenture Trustee” means [            .]

1.78 “New Warrants” means, collectively, the Tranche 1 Warrants and the Tranche 2 Warrants, substantially in the forms to be included in the Plan Supplement and on terms and conditions acceptable to each of the Majority Secured Noteholders.

1.79 “Noteholder Deficiency Claim” means that portion of the Claims arising under, in connection with, or related to the Secured Note Indenture that exceeds $65 million.

1.80 “Other Priority Claims” means any Claim entitled to priority treatment under section 507 of the Bankruptcy Code, other than a Priority Tax Claim.

1.81 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, estate, trust, governmental unit or other entity as defined in section 101(15) of the Bankruptcy Code.

1.82 “Petition Date” means November 16, 2011.

1.83 “Plan” means this plan of reorganization and all exhibits and schedules hereto, as amended, modified or supplemented from time to time with the consent of each of the Majority Secured Noteholders and the DIP Lenders in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be.

1.84 “Plan Supplement” means the compilation of documents in final form acceptable to each of the Majority Secured Noteholders, including any exhibits to the Plan not included herewith, that the Debtor shall file with the Bankruptcy Court at least three (3) days prior to the Voting Deadline or by such later date as may be established by order of the Bankruptcy Court in one or more Plan Supplements.

1.85 “Postpetition Interest” means interest accruing on and after the Petition Date on a Claim.

1.86 “Premium Waiver Election” means the waiver of any right to a Redemption Premium.

1.87 “Prepetition Agents” means, collectively, the Wells Revolving Loan Agent, the Wells Term Loan Agent, the MARAD Agent, and the Secured Note Indenture Trustee.

1.88 “Prepetition Lender Claims” means, collectively, the Claims of the Prepetition Agents arising under, in connection with, or related to the Wells Revolving Loan Agreement, the Wells Term Loan Agreement, the MARAD Indentures, and the Secured Note Indenture.

1.89 “Principal and Interest” means the aggregate principal amount of a Claim plus accrued and unpaid interest thereon to the Petition Date.

1.90 “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.91 “Pro Rata” means with reference to any distribution on account of or in exchange for any Claim in any Class, the proportion that the amount of a Claim (numerator) bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) (denominator) in such Class.

1.92 “Professional” means any professional employed in the Chapter 11 Case pursuant to section 327 or 1103 of the Bankruptcy Code.

1.93 “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services provided after the Petition Date and prior to and including the Effective Date.

1.94 “Professional Fee Reserve” means the reserve of Cash established and maintained by the Debtor or the Reorganized Debtor to pay Allowed Professional Fee Claims.

1.95 “Quarterly Distribution Date” means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within thirty (30) days of the end of a calendar quarter, then the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

1.96 “Redemption Premium” means any “pre-payment” premium or “make-whole” payment to which a holder would be entitled to receive with respect to a redemption of the obligations under either (i) the MARAD 6.52% Indenture or (ii) MARAD 7.07% Indenture.

1.97 “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement and shall be deemed cured on the Effective Date.

1.98 “Released Parties” means (i) the directors and officers of the Debtor as of the Petition Date and up to and through the Effective Date, (ii) any of the representatives, agents, employees, professionals, advisors or attorneys of each of the Debtor and its directors and officers, (iii) Seacor Holdings, Inc.; (iv) Whippoorwill Associates, Inc.; (v) Edge Asset Management, Inc.; (vi) the DIP Lenders and (vii) with respect to each of the Persons named in (iii)-(vi), such Person’s directors, officers, shareholders, partners, members, employees, agents, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assignees, attorneys, financial advisors, investment bankers, accountants and other professionals, advisors or representatives.

1.99 “Reorganized Debtor” means the Debtor on and after the Effective Date.

1.100 “Reorganized Certificate of Incorporation” means the certificate of incorporation of Reorganized Debtor in effect under the laws of the State of Delaware, substantially in the form annexed hereto as Exhibit A-1, the final form of which shall be acceptable to each of the Majority Secured Noteholders.

1.101 “Reorganized Debtor Bylaws” means the Bylaws of Reorganized Debtor in effect under the laws of the State of Delaware, substantially in the form annexed hereto as Exhibit A-2, the final form of which shall be acceptable to each of the Majority Secured Noteholders.

1.102 “Secured Claim” means a Claim that is secured by a Lien, including, but not limited to, a maritime lien on the deck barge San Juan JAX Bridge, JAX San Juan Bridge, Memphis Bridge, Atlanta Bridge, Brooklyn Bridge, Charlotte Bridge, or Chicago Bridge, which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which an Estate has an interest, or a Claim that a holder may setoff against property of the Debtor pursuant to section 553 of the Bankruptcy Code; to the extent of the value of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtor or the Reorganized Debtor and the holder of such Claim. The amount of any Claim that exceeds the value of the holder’s interest in the Estate’s interest in property or the amount subject to setoff shall be treated as a General Unsecured Claim.

1.103 “Secured Note Collateral” means the property securing the obligations of the Debtor under the Secured Note Indenture.

1.104 “Secured Notes” means those certain 9.25% senior secured notes issued by the Debtor pursuant to the Secured Note Indenture.

1.105 “Secured Note Indenture” means that certain Indenture by and among the Debtor and the Indenture Trustee, dated as of December 1, 2004, pursuant to which the Debtor issued the Secured Notes.

1.106 “Secured Note Indenture Trustee” means Deutsche Bank Trust Company Americas, in its capacity as successor trustee under the Secured Note Indenture.

1.107 “Security” shall have the meaning ascribed to it in Section 101(49) of the Bankruptcy Code.

1.108 “Tranche 1 Warrants” means, collectively, [            ] new warrants to be issued under the terms of the Plan, which would enable the holders thereof to acquire, in the aggregate, up to [    ]% of New Common Stock (subject to dilution on a pari passu basis with all other holders of New Common Stock upon the issuance of any shares of stock granted pursuant to the New Management Incentive Plan and upon the exercise of Tranche 2 Warrants), plus (b) an additional [            ] new warrants granted pursuant to the New Management Incentive Plan, each exercisable at a strike price of $[        ] per share of New Common Stock.

1.109 “Tranche 2 Warrants” means, collectively, [            ] new warrants to be issued under the terms of the Plan, which would enable the holders thereof to acquire, in the aggregate, up to [    ]% of New Common Stock (subject to dilution on a pari passu basis with all other holders of New Common Stock upon the issuance of any shares of stock granted pursuant to the New Management Incentive Plan), plus (b) an additional [            ] new warrants granted pursuant to the New Management Incentive Plan, each exercisable at a strike price of $[        ] per share of New Common Stock.

1.110 “Unimpaired” means, with reference to a Class of Claims or Interest or any Claims or Interests in such Class, a Class, Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.111 “Unsecured Claim” means a Claim arising prior to the Petition Date against the Debtor that is neither a Secured Claim nor entitled to priority under section 507 of the Bankruptcy Code or any order of the Court.

1.112 “Unsecured Claims Amount” means the aggregate amount of all Allowed General Unsecured Claims.

1.113 “Wells Adequate Protection Order” means the Agreed Order Between the Debtor and Wells Fargo Bank, N.A., Regarding Adequate Protection, dated November 18, 2011 [Docket No. 40].

1.114 “Wells Revolver Collateral” means the property securing the Wells Revolving Loan Agreement.

1.115 “Wells Revolving Loan Agent” means Wells Fargo Bank, National Association, in its capacity as agent, under the Wells Revolving Loan Agreement.

1.116 “Wells Revolving Loan Agreement” means that certain Loan and Security Agreement, dated April 23, 2004, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among the Debtor and the Wells Revolving Loan Agent, and the financial institutions party thereto as lenders.

1.117 “Wells Term Loan Agent” means Wells Fargo Bank, National Association, in its capacity as agent, under the Wells Term Loan Agreement.

1.118 “Wells Term Loan Agreement” means that certain Term Loan and Security Agreement, dated June 14, 2007, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among the Debtor and the Wells Term Loan Agent, and the financial institutions party thereto as lenders.

1.119 “Wells Term Loan Collateral” means the property securing the Wells Term Loan Agreement.

C.	Rules of Interpretation

In the Plan (a) any reference to a contract, instrument, release, indenture or other agreement or document as being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or on such terms and conditions, (b) any reference to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

The Plan is the product of extensive discussions between and among, inter alia, the Debtor, each of the Majority Secured Noteholders, and the DIP Lenders. Each of the foregoing was or had the opportunity to be represented by counsel and either (a) participated in the formulation and documentation of or (b) was afforded the opportunity to review and provide comments on the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any contract, instrument, release, exhibit, or other agreement or document generated in connection herewith.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Exhibits

All exhibits (as amended from time to time following their initial filing with the Bankruptcy Court) are incorporated into and are a part of the Plan as if set forth in full herein, and, to the extent not attached hereto, such exhibits shall be filed with the Bankruptcy Court as part of the Plan Supplement. To the extent any exhibit contradicts the non-exhibit portion of the Plan, unless otherwise ordered by the Bankruptcy Court the non-exhibit portion of the Plan shall control.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan.

A.	DIP Facility Claims

On the Effective Date or on another date as expressly agreed to by the DIP Lenders, the DIP Lenders shall receive, in full satisfaction, settlement, release and discharge of and in exchange for their Allowed DIP Facility Claim: (i) cash equal to the full amount of the DIP Lender’s share of the Allowed DIP Facility Claim; or (ii) such other treatment as to which the Debtor and the DIP Lenders agree upon in writing, and all commitments under the DIP Facility Agreement shall terminate, except for the payment of the DIP Lenders’ fees as provided in Article VII below.

B.	Administrative Claims

Each holder of an Allowed Administrative Claim against the Debtor shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the latest of (i) the Initial Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Debtor relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Debtor’s business, consistent with past practice or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim, the Debtor or the Reorganized Debtor, as the case may be, and the Majority Secured Noteholders, Cash equal to the unpaid portion of its Allowed Administrative Claim.

C.	Priority Tax Claims

Provided that a Priority Tax Claim has not been paid prior to the Effective Date, on, or as soon as reasonably practicable after, the Distribution Date immediately following the date a Priority Tax Claim becomes an Allowed Priority Tax Claim, but in no event later than the date that is five (5) years after the Petition Date, a holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) cash in an amount equal to the aggregate principal amount of the unpaid portion of such Allowed Priority Tax Claim, plus interest on the unpaid portion of such Allowed Priority Tax Claim from the Effective Date through the date of payment at the rate of interest determined under applicable nonbankruptcy law as of the calendar month in which confirmation occurs, or (ii) such other treatment as to which such holder and the Debtor shall have agreed upon in writing and as to which the Majority Secured Noteholders consent.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Introduction

The Plan places all Claims and Interests, except unclassified claims provided for in Article II, in the Classes listed below. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.

B.	Summary of Classified Claims and Interests

Class	Impaired/Unimpaired; Entitlement to Vote

Class 1: Wells Term Loan Secured Claims	Unimpaired: Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote.

Class 2: Wells Revolver Loan Secured Claims	Unimpaired: Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote.

Class 3: MARAD 6.52% Bond Claims	Impaired: Entitled to vote to accept or reject the Plan.

Class 4: MARAD 7.07% Bond Claims	Impaired: Entitled to vote to accept or reject the Plan

Class 5: Secured Note Claims	Impaired: Entitled to vote to accept or reject the Plan

Class 6: Miscellaneous Secured Claims	Unimpaired: Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote.

Class 7: Other Priority Claims	Unimpaired: Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote.

Class 8: General Unsecured Claims	Impaired: Entitled to vote to accept or reject the Plan.

Class 9: Old Common Interests	Impaired: Entitled to vote to accept or reject the Plan.

C.	Acceptance by Impaired Class

All Classes of Claims are Impaired, except Class 1: Wells Term Loan Secured Claims, Class 2: Wells Revolver Loan Secured Claims, Class 6: Miscellaneous Secured Claims and Class 7: Other Priority Claims and any one of the Impaired Classes of Claims shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in an impaired class have voted to accept the Plan and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in such class have voted to accept the Plan, in each case not counting the vote of any insider or any holder whose vote is designated under section 1126(e) of the Bankruptcy Code.

Class 9: Old Common Interests is Impaired under the Plan and shall have accepted the Plan if the Plan has been accepted by holders of such Interests, other than an entity designated under section 1126(e) of the Bankruptcy Code, that hold at least two-thirds in amount of the allowed interests of such class held by holders of such interests that have accepted or rejected the Plan.

D.	Cramdown

To the extent necessary, the Debtor will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, in form and substance acceptable to each of the Majority Secured Noteholders and the DIP Lenders.

E.	Treatment of Classes

Pursuant to the terms of the Plan, each of the holders of Claims and Interests in Classes 1 through 9 will receive the treatment described below.

1.	Class 1: Wells Term Loan Secured Claims

a. Claims in Class: Class 1 consists of all Allowed Wells Term Loan Secured Claims against the Debtor.

b. Treatment: The legal, equitable and contractual rights of the holder of Wells Term Loan Secured Claims are Unimpaired by the Plan. In full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed Wells Term Loan Secured Claims, on the Effective Date (or as soon thereafter as is practicable) the holder of any Allowed Wells Term Loan Secured Claims shall receive either (i) Cash in the full amount of such Allowed Wells Term Loan Claims, including any unpaid postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code or (ii) such other no more favorable treatment as to which the holder of Wells Term Loan Secured Claims and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consent.

2.	Class 2: Wells Revolver Secured Claims

a. Claims in Class: Class 2 consists of all Allowed Wells Revolver Secured Claims against the Debtor.

b. Treatment: The legal, equitable and contractual rights of the holder of Wells Revolver Secured Claims are Unimpaired by the Plan. In full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed Wells Revolver Secured Claims, on the Effective Date (or as soon thereafter as is practicable) the holder of any Allowed Wells Revolver Secured Claims shall receive either (i) Cash in the full amount of such Allowed Wells Revolver Secured Claims, including any unpaid postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code or (ii) such other no more favorable treatment as to which the holder of Wells Term Loan Secured Claims and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consent.

3.	Class 3: MARAD 6.52% Bond Claims

a. Claims in Class: Class 3 consists of all Allowed MARAD 6.52% Bond Claims against the Debtor.

b. Treatment: The legal, equitable and contractual rights of the holders of MARAD 6.52% Bond Claims are Impaired by the Plan. On the Effective Date, at the election of the holders of MARAD 6.52% Bond Claims, either (i) the MARAD 6.52% Indenture shall be reinstated, except to the extent that such Indenture requires the MARAD Agent to consent to a second lien and a third lien being placed on the MARAD Collateral, and the MARAD 6.52% Bond Claims shall be paid in accordance with the terms and conditions of the MARAD 6.52% Indenture, or (ii) holders of MARAD 6.52% Bond Claims shall be paid in full the obligations owing under the MARAD 6.52% Indenture if the requisite number of holders exercise their right to make the Premium Waiver Election by checking the applicable box on the ballot. The form of intercreditor agreement that will govern the second and third lien being placed on the MARAD Collateral will be filed as part of the Plan Supplement.

4.	Class 4: MARAD 7.07% Bond Claims

a. Claims in Class: Class 4 consists of all Allowed MARAD 7.07% Bond Claims against the Debtor.

b. Treatment: The legal, equitable and contractual rights of the holders of MARAD 7.07% Bond Claims are Impaired by the Plan. On the Effective Date, at the election of the holders of MARAD 7.07% Bond Claims, either (i) the MARAD 7.07% Indenture shall be reinstated, except to the extent that such Indenture requires the MARAD Agent to consent to a second lien and a third lien being placed on the MARAD Collateral, and the MARAD 7.07% Bond Claims shall be paid in accordance with the terms and conditions of the MARAD 7.07 Indenture, or (ii) holders of MARAD 7.07% Bond Claims shall be paid in full the obligations owing under the MARAD 7.07% Indenture if the requisite number of holders exercise their right to make the Premium Waiver Election by checking the applicable box on the ballot. The form of intercreditor agreement that will govern the second and third lien being placed on the MARAD Collateral will be filed as part of the Plan Supplement.

5.	Class 5: Secured Note Claims

a. Claims in Class: Class 5 consists of all Allowed Secured Note Claims against the Debtor.

b. Treatment: The legal, equitable, and contractual rights of the holders of the Secured Note Claims are Impaired by the Plan. Unless the holder of the Secured Note Claim and the Debtor agree to a different treatment, on the Effective Date, each holder of an Allowed Secured Note Claim shall receive that holder’s Pro Rata share of the New Class 5 Secured Note. The Allowed Noteholder Deficiency Claim shall receive such treatment as set forth in Class 8: General Unsecured Claims below.

6.	Class 6: Miscellaneous Secured Claims

a. Claims in Class: Class 6 consists of all Allowed Miscellaneous Secured Claims against the Debtor. The Allowed Miscellaneous Secured Claims shall be deemed to have been classified into separate subclasses within Class 6 to the extent such claims are secured by different collateral.

b. Treatment: The legal, equitable, and contractual rights of the holders of Allowed Miscellaneous Secured Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtor agree to a different treatment, to which each of the Majority Secured Noteholders consent, on the Effective Date, each holder of an Allowed Miscellaneous Secured Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Miscellaneous Secured Claim, either (i) Cash in the full amount of such Allowed Miscellaneous Secured Claim, including any postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code, to be paid from the Miscellaneous Secured Reserve (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Miscellaneous Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (iii) the collateral securing such Allowed Other Secured Claim and any interest on such Allowed Miscellaneous Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (iv) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code. If the claim of a holder of such Allowed Miscellaneous Secured Claim exceeds the value of the collateral that secures it, such holder will have an Miscellaneous Secured Claim equal to the collateral’s value and a General Unsecured Claim for the deficiency.

7.	Class 7: Other Priority Claims

a. Claims in Class: Class 7 consists of all Allowed Other Priority Claims against the Debtor.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. On the Effective Date, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Priority Claim, (i) Cash in an amount equal to the aggregate principal amount of the unpaid portion of such Allowed Other Priority Claim, or (ii) such other no more favorable treatment as to which such holder and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consent.

8.	Class 8: General Unsecured Claims

a. Claims in Class: Class 8 consists of all Allowed General Unsecured Claims against the Debtor.

b. Treatment: The legal, equitable and contractual rights of the holders of General Unsecured Claims are Impaired by the Plan. On the Effective Date (or as soon thereafter as is practicable) each holder of an Allowed General Unsecured Claim, other than the holders of an Allowed Noteholder Deficiency Claim, shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, either (i) its Pro Rata share of the General Unsecured Reserve, or (ii) such other no more favorable treatment as to which such holder and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consent.

The holders of the Allowed Noteholder Deficiency Claims shall be deemed to waive their right to participate in any distribution from the General Unsecured Reserve and instead will receive that holder’s Pro Rata share of [            ] million shares of New Common Stock. Such [            ] million shares to be so distributed to the holder of Allowed Noteholder Deficiency Claims shall represent, as of the Effective Date, 91%2 of the outstanding shares of New Common Stock, which percentage shall be subject to (i) dilution of up to 5% upon the issuance of any shares of stock granted pursuant to the New Management Incentive Plan and (ii) further dilution upon the exercise of the New Warrants.

[2]	Such percentage may increase to 100% of the outstanding shares of New Common Stock in the event that each holder of an Old Common Interest elects to receive a cash payment.

In addition, if Class 8 accepts the Plan, and a holder of a General Unsecured Claim votes to accept the Plan, any and all potential Avoidance Actions against such holder shall be waived. If Class 8 does not vote in favor of the Plan, the Debtor will be unable to confirm the Plan, the Debtor’s Chapter 11 Case might be delayed and creditors’ and interest holders’ recoveries and distributions diminished, in some instances significantly or entirely.

9.	Class 9: Old Common Interests

a. Interests in Class: Class 9 consists of all Allowed Old Common Interests of the Debtor.

b. Treatment: The legal, equitable and contractual rights of the holders of Old Common Interests are impaired by the Plan. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Old Common Interest will receive in full satisfaction, settlement, release, and discharge of, and in exchange for such Interest either: (i) a cash payment of $0.15 per share; or (ii) such holder’s Pro Rata share of: (x) 9% of the outstanding shares of New Common Stock and (y) each of the Tranche 1 and Tranche 2 Warrants; provided, however, that in the event a holder of an Allowed Old Common Interest does not affirmatively elect to receive either of the options set forth in (i) and (ii), then such holder will receive a cash payment of $0.15 per share.

F.	Allowed Claims

Notwithstanding any provision herein to the contrary, the Debtor and/or the Reorganized Debtor, shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim. For avoidance of doubt, on the Effective Date, the Class 5: Secured Note Claims and any other Claim arising under, in connection with, or relating to the Secured Note Indenture and the Secured Notes shall be deemed Allowed and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether contractual, equitable, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation.

G.	Postpetition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtor shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, in an order of the Bankruptcy Court or in a section of the Bankruptcy Code, no holder of a Claim shall be entitled to or receive Postpetition Interest.

H.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, nothing shall affect the Debtor’s rights and defenses, both legal and equitable, with respect to any Unimpaired Claim (including Claims that are Allowed pursuant to the Plan), including, without limitation, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims, and the Debtor’s failure to object to such Claims in the Chapter 11 Case shall be without prejudice to the Reorganized Debtor’s right to contest or defend against such Claims in (i) any appropriate non-bankruptcy forum as if such Chapter 11 Case had not been commenced or (ii) the Bankruptcy Court (such forum to be selected at the Debtor’s or the Reorganized Debtor’s option).

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Exit Facility

A commitment letter or term sheet with respect to the Exit Facility, the terms and conditions of which shall be acceptable to each of the Majority Secured Noteholders, the DIP Lenders and the Exit Lenders, shall be contained in the Plan Supplement. The Reorganized Debtor may use the Exit Facility for any purpose permitted by the governing documents, including the funding of obligations under the Plan and satisfaction of ongoing working capital needs. Cash payments to be made on the Effective Date under the Plan shall be funded by Cash on hand and borrowing under the Exit Facility.

Confirmation of the Plan shall be deemed approval of the Exit Facility and all transactions contemplated thereby, including any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtor in connection therewith, including the payment of all fees, indemnities and expenses provided for therein and authorization for the Reorganized Debtor to enter into and execute the Exit Credit Facility Agreement and such other documents as may be required or appropriate. On the Effective Date, the Exit Facility, together with new promissory notes evidencing the obligation of the Reorganized Debtor thereunder, and all other documents, instruments, mortgages, and agreements to be entered into, delivered, or confirmed thereunder, the final forms of which shall be acceptable to each of the Majority Secured Noteholders, the DIP Lenders and the Exit Lenders, shall become effective. The obligations incurred by the Reorganized Debtor pursuant to the Exit Facility and related documents shall be paid as set forth in the Exit Credit Facility Agreement and related documents.

The Exit Credit Facility Agreement shall constitute a legal, valid, binding, and authorized obligation of the Reorganized Debtor, enforceable in accordance with its terms. The financial accommodations to be extended pursuant to the Exit Credit Facility Agreement are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Credit Facility Agreement (i) shall be deemed to be approved, (ii) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Credit Facility Agreement, (iii) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Credit Facility Agreement, and (iv) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtor and the Persons granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. To the extent that any holder of a Claim secured by a Lien (regardless of whether such Lien was properly perfected or whether there is any economic value to such Lien or whether such Claim is a Secured Claim) that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, pursuant to Article IV.[K] herein, such holder (or the agent for such holder) shall take any and all steps requested by the Debtor, the Reorganized Debtor or any administrative agent under the Exit Credit Facility Agreement to file or record any necessary documents or take any other necessary steps to cancel and/or extinguish such publicly-filed Liens and/or security interests, and the Debtor, the Reorganized Debtor and any administrative agent under the Exit Credit Facility Agreement are authorized to file or record any necessary documents or take any other necessary steps to cancel and/or extinguish such publicly-filed Liens and/or security interests. In each case all costs and expenses in connection therewith will be paid by the Debtor or the Reorganized Debtor.

Notwithstanding anything to the contrary in the Confirmation Order or the Plan, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the loan documentation executed in connection with the Exit Credit Facility Agreement or any rights or remedies related thereto.

B.	Issuance of New Class 5 Secured Note

As soon as reasonably practicable after the Effective Date, the Reorganized Debtor shall issue the New Class 5 Secured Note to the New Secured Note Indenture Trustee for the benefit of all holders of Allowed Secured Note Claims.

C.	Issuance of New Common Stock

On or as soon as reasonably practicable after the Effective Date, the Reorganized Debtor shall issue the New Common Stock. The Reorganized Debtor shall issue [            ] shares of New Common Stock to the holders of Allowed Noteholders Deficiency Claims and [            ] shares of New Common Stock to the holders of Allowed Old Common Interest. The issuance of the New Common Stock pursuant to distributions under the Plan shall be authorized under section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any Person, except as may be required by the Corporate Governance Documents of the Reorganized Debtor, or applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement. The New Common Stock will be subject to certain restrictions on transferability as set forth in the stockholders agreement discussed in Article VIII of the Plan.

D.	Issuance of New Warrants

On or as soon as reasonably practicable after the Effective Date, the Reorganized Debtor shall issue the New Warrants to the holders of Allowed Old Common Interests. The Tranche 1 Warrants and Tranche 2 Warrants shall be issued in the form set forth in the Plan Supplement and shall expire 5 years from the Effective Date. Specific terms will be set forth in the respective forms of warrant agreements, the final forms of which shall be acceptable to each of the Majority Secured Noteholders, for the New Warrants.

(1)	The Tranche 1 Warrants, which would enable the holders thereof to purchase, in the aggregate, up to [ ]% of the shares of the New Common Stock (subject to dilution on a pari passu basis with all other holders of shares of New Common Stock upon the issuance of any shares of stock granted pursuant to the New Management Incentive Plan and upon the exercise of Tranche 2 Warrants) at a strike price of $[ ] per share of New Common Stock.

(2)	The Tranche 2 Warrants, which would enable the holders thereof to purchase, in the aggregate, up to [ ]% of the shares of the New Common Stock (subject to dilution on a pari passu basis with all other holders of shares of New Common Stock upon the issuance of any shares of stock granted pursuant to the New Management Incentive Plan) at a strike price of $[ ] per share of New Common Stock.

E.	Cancellation of Agreements, Notes and Old Equity Interests

On, or as soon as reasonably practicable after the Effective Date, the Secured Notes, Old Common Interests and any other promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards and commitments shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtor under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be released; provided, however, that certain instruments, documents, and credit agreements related to Claims shall continue in effect solely for the purposes of allowing the agents to make distributions to the beneficial holders and lenders hereunder.

F.	Continued Existence and Vesting of Assets in Reorganized Debtor

The Debtor shall continue to exist as a Reorganized Debtor after the Effective Date in accordance with the applicable law for the State of Delaware and pursuant to its certificate of incorporation and bylaws, as amended and restated on the Effective Date. The Reorganized Debtor Certificate of Incorporation and the Reorganized Debtor Bylaws, each of which shall be in form and substance acceptable to each of the Majority Secured Noteholders, shall be contained in the Plan Supplement.

The Reorganized Debtor’s Corporate Governance Documents shall include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code.

On and after the Effective Date, all property of the Estate, and all Litigation Claims, and any property acquired by the Debtor under or in connection with the Plan, shall vest in the Reorganized Debtor free and clear of all Claims, Interests, Liens, charges, other encumbrances, and interests except as otherwise expressly provided in the Plan. On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay charges that it incurs on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

G.	Directors and Officers

The board of directors of the Reorganized Debtor (“Board”) shall be comprised of seven (7) members, consisting of: (i) three (3) members appointed by Seacor Holdings, Inc.; (ii) one (1) member appointed by Whippoorwill Associates, Inc., (iii) one (1) member appointed by Edge Asset Management, Inc.; (iv) one (1) independent member initially chosen with the consent of the Debtor; and (v) the Reorganized Debtor’s Chief Executive Officer. The identity of each member of the Board shall be announced at or before the Confirmation Hearing.

The Corporate Governance Documents of the Reorganized Debtor shall contain substantially the same Indemnification Provisions in favor of the Board as are contained in the Corporate Governance Documents of the Debtor as of the Petition Date.

H.	Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, all of the Debtor’s Litigation Claims shall vest in the Reorganized Debtor, and the Reorganized Debtor may

enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims with the consent of each of the Majority Secured Noteholders. The failure of the Debtor to specifically list any claim, right of action, suit or proceeding herein or in the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtor of such claim, right of action, suit or proceeding, and the Reorganized Debtor will retain the right to pursue additional claims, rights of action, suits or proceedings. In addition, at any time after the Petition Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtor may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 and the consent of each of the Majority Secured Noteholders.

I.	Establishment of Reserves

1.	Professional Fee Reserve

Under the Plan, the Debtor or Reorganized Debtor will create and fund the Professional Fee Reserve on the Effective Date (or as soon thereafter as is practicable) in the amount of the budgeted but unpaid Professional fees projected through the Effective Date, which amount will be used to pay Allowed Professional Fee Claims held by (i) any professionals working on behalf of the Debtor and (ii) counsel and any advisors to the Creditors Committee, (iii) counsel to the Majority Secured Noteholders; and (iv) counsel to the DIP Lenders. The Reorganized Debtor will be obligated to pay all Allowed Professional Fee Claims designated to be paid from the proceeds of the Professional Fee Reserve in excess of the amounts actually deposited in the Professional Fee Reserve. In the event that any Cash remains in the Professional Fee Reserve after payment of all Allowed Professional Fee Claims, such Cash will be distributed to the Reorganized Debtor.

2.	Miscellaneous Secured Reserve

Under the Plan, the Debtor or Reorganized Debtor will create and fund the Miscellaneous Secured Reserve on the Effective Date (or as soon thereafter as is practicable) in the amount of $[1.5] million, which amount will be used to pay Allowed Miscellaneous Secured Claims. Any excess funds in the Miscellaneous Secured Reserve shall be deposited into the General Unsecured Reserve.

3.	Cure Reserve

Under the Plan, the Debtor or Reorganized Debtor will create and fund the Cure Reserve on the Effective Date (or as soon thereafter as is practicable) in the amount of $[2] million, which amount will be used to cure any Executory Contract or unexpired lease to be assumed under the Plan as set forth below in Article VII. Any excess funds in the Cure Reserve shall be deposited into the General Unsecured Reserve.

4.	General Unsecured Reserve

Under the Plan, the Debtor or Reorganized Debtor will create and fund the General Unsecured Reserve on the Effective Date (or as soon thereafter as is practicable) in the amount of $[500,000], which amount will be used to pay Allowed General Unsecured Claims. Any excess funds in the Miscellaneous Secured Reserve or Cure Reserve shall be deposited into the General Unsecured Reserve. In the event that any Cash remains in the General Unsecured Reserve after payment of all Allowed General Unsecured Claims, such Cash will be distributed to the Reorganized Debtor.

J.	Effectuating Documents; Further Transactions

The chairman of the board of directors, president, chief executive officer, chief financial officer or any other appropriate officer of the Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtor shall be authorized to certify or attest to any of the foregoing actions.

K.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of debt and equity under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any contract, lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall be exempt from all taxes (including, without limitation, stamp tax or similar taxes) to the fullest extent permitted by section 1146(c) of the Bankruptcy Code, and the appropriate state or local governmental officials or agents shall not collect any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

L.	Release of Liens

Except as otherwise expressly provided herein, the Confirmation Order or in any document, instrument or other agreement created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or, other security interests against the property of the Debtor or the Estate automatically shall be released, and the holders of such mortgages, deeds of trust, liens, or other security interests shall execute such documents as may be necessary or desirable to reflect or effectuate such releases.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, on the next Distribution Date or as soon as reasonably practicable thereafter), each holder of an Allowed Claim against the Debtor shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VI hereof. Except as otherwise provided herein, holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Disbursing Agent(s)

The Disbursing Agent(s) shall make all distributions required under the Plan (subject to the provisions of Articles II, III and IV hereof); provided, however, that with respect to a holder of a Claim whose distribution is governed by an agent or other agreement which is administered by an indenture trustee, agent or servicer, such distributions shall be deposited with the appropriate agent or servicer, who shall then deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement; provided further, however that distributions to the Disbursing Agent (other than the Debtor or the Reorganized Debtor) under the Plan will be deemed payment in full, regardless of whether such agent (other than the Debtor or the Reorganized Debtor) ultimately distributes such distribution to the appropriate Claim holder.

Disbursing Agent(s) other than the Debtor, including any agent or servicer, shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtor on terms acceptable to the Reorganized Debtor. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtor.

C.	Means of Cash Payment

Cash payments under the Plan will be in U.S. funds, and will be made, at the option, and in the sole discretion, of the Reorganized Debtor, by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Reorganized Debtor. Cash payments to foreign creditors may be made, at the option, and in the sole discretion, of the Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by the Reorganized Debtor will be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check will be made directly to the Reorganized Debtor.

For purposes of effectuating Distributions under the Plan, any Claim denominated in foreign currency will be converted to U.S. Dollars pursuant to the applicable published exchange rate in effect on the Petition Date.

D.	Calculation of Distribution Amounts of New Common Stock

No fractional New Common Stock shares shall be issued or distributed under the Plan or by Reorganized Debtor, or any Disbursing Agent, agent or servicer. Each Person entitled to receive New Common Stock shares shall receive the total number of whole New Common Stock shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of New Common Stock shares, Reorganized Debtor, or any Disbursing Agent, agent or servicer, shall allocate separately one whole New Common Stock share to such Person in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole New Common Stock shares have been allocated. Upon the allocation of a whole New Common Stock share to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed canceled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole New Common Stock shares which remain to be allocated, Reorganized Debtor, or any Disbursing Agent, agent or servicer, after consulting with the Agent, shall allocate the remaining whole New Common Stock shares to such holders by random lot or such other impartial method as the Prepetition Agent and Reorganized Debtor, or any Disbursing Agent, agent or servicer deems fair. Upon the allocation of all of the whole New Common Stock shares authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect. No New Common Stock shares will be issued and no other property will be distributed under the Plan or by Reorganized Debtor, or any Disbursing Agent, agent or servicer on account of entitlements to a fractional New Common Stock share which fall below a threshold level to be determined by Reorganized Debtor, or any Disbursing Agent, agent or servicer, in consultation with the Agent, after allocation of whole New Common Stock shares in respect of fractional entitlements as described above. Accordingly, a Person who otherwise would be entitled to receive a distribution of a fractional New Common Stock share will not receive any such distribution if the number of fractional shares of New Common Stock such Person was to receive falls below such threshold.

E.	Application of Distribution Record Date

At the close of business on the Distribution Record Date, the claims registers for all Claims shall be closed, and there shall be no further changes in the record holders of such Claims. Except as provided herein, the Reorganized Debtor, the Disbursing Agent, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the claims registers as of the close of business on the Distribution Record Date irrespective of the number of Distributions to be made under the Plan to such Persons or the date of such Distributions.

F.	Delivery of Distributions; Undeliverable or Unclaimed Distributions

Distributions to holders of Allowed Claims and Interests shall be made by the Disbursing Agent (i) at each holder’s address set forth in the Debtor’s books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001, (ii) at the address in any written notice of address change delivered to the Disbursing Agent, or (iii) in the case of any prepetition indebtedness, at the addresses set forth in the respective agents’ system. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent or the Prepetition Agent is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to Reorganized Debtor until such distributions are claimed. The Prepetition Agent and/or Disbursing Agent shall deliver any non-deliverable Cash and/or New Common Stock to Reorganized Debtor no later than ten (10) Business Days following the first anniversary of the Effective Date. All claims for undeliverable distributions must be made within one year after the Effective Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of Reorganized Debtor free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock held for distribution on account of such Claim or Interest shall be canceled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to, Reorganized Debtor, or the Prepetition Agents to attempt to locate any holder of an Allowed Claim or Interest.

G.	Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, the Reorganized Debtor, the Disbursing Agent and the Prepetition Agents shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding and reporting requirements. The Reorganized Debtor shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim that is to receive a distribution of Cash and/or New Common Stock pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtor for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtor’s, the Prepetition Agents’ and the Disbursing Agent’s satisfaction, established an exemption therefrom. Any Cash and/or New Common Stock to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article V of the Plan.

H.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for the Debtor’s federal income tax purposes, be allocated on the Debtor’s books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

I.	Setoffs

Except as provided in the Plan, the Debtor may, but shall not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor may have against the Claim’s holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any claim that the Debtor may have against such holder. Nothing herein shall be deemed to expand rights to setoff under applicable law.

J.	Fractional Distributions

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents will be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made will reflect a rounding of such fraction to the nearest whole penny (up or down), with half cents or more being rounded up and fractions less than half of a cent being rounded down.

K.	De Minimis Distributions

Notwithstanding anything to the contrary contained in the Plan, the Disbursing Agent will not be required to distribute, and will not distribute, Cash or other property to the Holder of any Allowed Claim if the amount of Cash or other property to be distributed on account of such Claim is less than $100. Any Holder of an Allowed Claim on account of which the amount of Cash or other property to be distributed is less than $100 will have such Claim discharged and will be forever barred from asserting such Claim against the Debtor, the Reorganized Debtor, or their respective property. Any Cash or other property not distributed pursuant to this provision will be the property of the Reorganized Debtor, free of any restrictions thereon.

L.	Prepayment

Except as otherwise provided in the Plan, any ancillary documents entered into in connection with the Plan, or the Confirmation Order, the Reorganized Debtor will have the right to prepay, without penalty, all or any portion of an Allowed Claim entitled to payment in Cash at any time; provided, however, that any such prepayment will not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

M.	No Distribution in Excess of Allowed Amounts

Notwithstanding anything to the contrary set forth in the Plan, no holder of an Allowed Claim will receive in respect of such Claim any Distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim (excluding payments on account of interest due and payable from and after the Effective Date pursuant to the Plan, if any).

N.	Joint Distributions

The Reorganized Debtor may, in its sole discretion, make Distributions jointly to any holder of a Claim and any other entity who has asserted, or whom the Debtor has determined to have, an interest in such Claim. Except as otherwise provided in the Plan or in the Confirmation Order, and notwithstanding the joint nature of any Distribution, all Distributions made by the Debtor will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtor or any of its assets or properties as set forth in Article V of the Plan.

ARTICLE VI

PROCEDURES FOR RESOLVING DISPUTED,

CONTINGENT AND UNLIQUIDATED CLAIMS

A.	Resolution of Disputed Claims

Holders of Claims must file proofs of claims prior to the Bar Date. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtor or the Reorganized Debtor, as the case may be, shall file objections to Claims that were required to be filed by the Bar Date with the Bankruptcy Court and serve such objections upon the Holders of such Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtor’s right to object to Claims, if any, filed or amended after the Claims Objection Deadline.

In addition, the Debtor or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism. Notwithstanding the foregoing, in no event shall any Person request that an Allowed Class 5: Secured Note Claims and any other Allowed Claim arising under, in connection with, or relating to the Secured Note Indenture and the Secured Notes be estimated.

Holders of Administrative Claims must file a request for payment prior to the Administrative Claims Bar Date. No later than the Administrative Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtor or the Reorganized Debtor, as the case may be, shall file objections to the Administrative Claims with the Bankruptcy Court and serve such objection upon the Holders of such Administrative Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtor’s right to object to Administrative Claims, if any, filed or amended after the Administrative Claims Objection Deadline.

B.	No Distribution Pending Allowance

No payments or distributions, if any contemplated by the Plan, will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.	Distributions After Allowance

On each Quarterly Distribution Date (or such earlier date as determined by the Reorganized Debtor in its sole discretion but subject to Article VI.B), the Reorganized Debtor will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter, and (b) on account of previously Allowed Claims that would have been distributed to the Holders of such Claim or Interest on the dates distributions previously were made to Holders of Allowed Claims and Interests in such Class had the Disputed Claims or Disputed Interests that have become Allowed Claims or Interests been Allowed on such dates. Such distributions will be made pursuant to the applicable provisions of Article III of this Plan. Holders of such Claims and Interests that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately Allowed, the amount of any dividends or other distributions, if any, received on account of the shares of New Common Stock and New Secured Notes between the date such Claim or Interest is Allowed and the date such stock or notes are actually distributed to the Holders of such Allowed Claim or Interest.

D.	Reservation of Right to Object to Allowance or Asserted Priority of Claims

Nothing herein will waive, prejudice or otherwise affect the rights of the Debtor, the Reorganized Debtor or the holders of any Claim to object at any time, including after the Effective Date, to the allowance or asserted priority of any Claim.

ARTICLE VII

TREATMENT OF CONTRACTS AND LEASES

A.	Assumed Contracts and Leases

Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date the Debtor shall be deemed to have assumed each Executory Contract and unexpired lease to which the Debtor is a party unless such contract or lease (i) previously was assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of a motion to assume or reject filed on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123 of the Bankruptcy Code approving the contract and lease assumptions described above as of the Effective Date. The Debtor reserves the right, at any time prior to the Confirmation Date, to seek to reject any Executory Contract or unexpired lease to which the Debtor is a party.

Each Executory Contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such Executory Contract or unexpired lease and (ii) all Executory Contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.

B.	Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan, issuance of the New Class 5 Secured Note, issuance of the New Common Stock and issuance of the New Warrants under the Plan and/or any other acts taken to implement the Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a “change in control” of the Debtor.

C.	Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any Executory Contract or unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by a Cure Payment made from the Cure Reserve. If there is a dispute regarding (i) the nature or amount of any Cure Payment, (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, a Cure Payment shall be made following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

D.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by the Debtor, pursuant to the Plan or otherwise, of an Executory Contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the Debtor and its counsel within 30 days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the Executory Contract or unexpired lease has been rejected. Any Claims not served within such time periods will be forever barred from assertion against the Debtor, the Reorganized Debtor, the Estate and their property.

E.	Compensation and Benefit Plans and Treatment of Retirement Plan

Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, all of the Debtor’s programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, Executory Contracts that are assumed under Article VII of the Plan, and the Debtor’s obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan, except for Executory Contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtor of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

F.	Indemnification of Directors and Officers

The Debtor’s indemnification obligations in favor of its officers and directors shall be treated as Executory Contracts under the Plan and deemed assumed as of the Effective Date. The Debtor’s indemnification obligations in favor of its officers and directors contained in the certificate of incorporation and bylaws of the Debtor as of the Petition Date shall be included in the amended and restated certificate of incorporation and bylaws of the Reorganized Debtor.

ARTICLE VIII

SECURITIES TO BE ISSUED

IN CONNECTION WITH THE PLAN

A.	New Common Stock and New Warrants

On or as soon as reasonably practicable after the Effective Date, the Reorganized Debtor shall issue for distribution in accordance with the provisions of the Plan the New Common Stock and the New Warrants required for distribution pursuant to the provisions hereof. All New Common Stock and New Warrants to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. All interests issued by the Reorganized Debtor pursuant to the provisions of the Plan shall be deemed to be duly authorized and issued. The terms of the New Common Stock and New Warrants are summarized in the Reorganized Debtor’s Corporate Governance Documents to be included in the Plan Supplement. The New Common Stock will be subject to certain restrictions on transferability as set forth in the stockholders agreement discussed in Article VIII of the Plan and shall trade as a unit together with the New Warrants.

B.	Exemption from Registration

The issuance by the Reorganized Debtor of (i) the New Class 5 Secured Note, (ii) the New Common Stock, (iii) the New Warrants, and (iv) the New Common Stock upon the exercise of the New Warrants shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

C.	Registration Rights

The Reorganized Debtor shall be bound by a registration rights agreement with respect to the shares of New Common Stock to be issued by the Reorganized Debtor to the Majority Secured Noteholders and Edge Asset Management, Inc., the form of which shall be provided in the Reorganized Debtor’s Corporate Governance Documents to be included in the Plan Supplement. The final form of such registration rights agreement shall be acceptable to each of the Majority Secured Noteholders and Edge Asset Management, Inc.

D.	Stockholders Agreement

The Reorganized Debtor shall enter into a stockholders agreement with the Majority Secured Noteholders and Edge Asset Management, Inc., the final form of which shall be acceptable to each of the Majority Secured Noteholders and Edge Asset Management, Inc. and shall be attached as an exhibit to the Plan Supplement. Any Person issued New Common Stock by the Reorganized Debtor shall be deemed to be a party to such stockholders agreement irrespective of whether such Person was a signatory to the stockholders agreement

ARTICLE IX

CONDITIONS PRECEDENT TO EFFECTIVE DATE

A.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived (with the consent of each of the Majority Secured Noteholders and the DIP Lenders) in accordance with the Plan:

(1)	The Bankruptcy Court shall have entered an order, which shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code, approving the Disclosure Statement with respect to the Plan, in a manner acceptable to each of the Majority Secured Noteholders and the DIP Lenders, as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

(2)	The Plan and all Plan Supplement documents, including any amendments, modifications, or supplements thereto, shall be in form and substance acceptable to each of the Majority Secured Noteholders (except that in the event such documents relate to the Exit Facility, such documents must be in form and substance acceptable to each of the Majority Secured Noteholders, the DIP Lenders and the Exit Lenders).

(3)	The Confirmation Order, in form and substance acceptable to the Debtor, each of the Majority Secured Noteholders and the DIP Lenders, confirming the Plan (i) shall have been entered, (ii) shall include a finding by the Bankruptcy Court that the New Common Stock to be issued on the Effective Date will be authorized and exempt from registration under applicable securities law pursuant to section 1145 of the Bankruptcy Code, and (iii) must provide, among other things, that:

(a)	all provisions, terms and conditions hereof are approved;

(b)	the provisions of the Confirmation Order are nonseverable and mutually dependent;

(c)	all Executory Contracts or unexpired leases assumed by the Debtor during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtor or its assignee notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease; and

(d)	except as expressly provided in the Plan or the Confirmation Order, the Debtor is discharged effective upon the Confirmation Date, subject to the occurrence of the Effective Date, from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtor’s liability in respect thereof shall be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of the Debtor that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, (b) any obligation the Debtor incurred before the Confirmation Date or (c) any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date.

(4)	The Confirmation Order shall have become a Final Order and shall not be subject to any stay or the subject of an unresolved request for revocation under section 1144 of the Bankruptcy Code.

(5)	The Debtor or the Reorganized Debtor, as applicable, shall have entered into the Exit Facility and all conditions precedent to funding under the Exit Facility shall have been satisfied or waived.

(6)	The Effective Date occurs on or before the 15th day after the date of the Confirmation Order.

(7)	All payments and transfers to be made on the Effective Date shall be made or duly provided for, and the Debtor shall have sufficient Cash on such date to make such payments.

(8)	All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

(9)	All other actions, documents and agreements necessary to implement the Plan shall be in form and substance acceptable to each of the Majority Secured Noteholders and shall have been effected or executed.

B.	Waiver of Conditions

Except with respect to the requirements set forth in Article IX.A (1), (3), none of which may be waived, each of the conditions set forth in Article IX.A above may be waived in whole or in part by the Debtor with the consent of each of the Majority Secured Noteholders and the DIP Lenders without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

ARTICLE X

MODIFICATIONS AND AMENDMENTS

The Debtor may alter, amend or modify the Plan or any exhibits or schedules hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date; provided, however, that in the case of a material amendment or modification, the Debtor shall receive the consent of each of the Majority Secured Noteholders and the DIP Lenders. The Debtor reserves the right to include any amended exhibits or schedules in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XI

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the matters described under clause (a) below, as to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:

(1)	Determine any and all objections to the allowance of Claims;

(2)	Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

(3)	Hear and determine all Professional Fee Claims and other Administrative Claims;

(4)	Hear and determine all matters with respect to the assumption or rejection of any Executory Contract or unexpired lease to which one or more of the Debtor is a party or with respect to which the Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

(5)	Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to, the Chapter 11 Case;

(6)	Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(7)	Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan and all contracts, instruments and other agreements executed in connection with the Plan;

(8)	Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

(9)	Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation or enforcement of the Plan or the Confirmation Order;

(10)	Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

(11)	Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(12)	Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

(13)	Recover all assets of the Debtor and property of the Debtor’s Estate, wherever located;

(14)	Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(15)	Hear and determine all disputes involving the existence, nature or scope of the Debtor’s discharge;

(16)	Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under or not inconsistent with, provisions of the Bankruptcy Code; and

(17)	Enter a final decree closing the Chapter 11 Case.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.	Corporate Action

Prior to, on or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the interest holders, managers or directors of the Debtor shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable General Corporation Law of the State of Delaware without any requirement of further action by the interest holders or directors of the Debtor.

B.	Professional Fee Claims

All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtor or any Committee (if appointed) prior to the Effective Date must be filed with the Bankruptcy Court and served on the Reorganized Debtor and its counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional or other entity no later than 25 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtor may pay charges that they incur on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court.

C.	Payment of Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Case shall be paid by the Reorganized Debtor.

D.	Payment of DIP Lenders’ Fees

Pursuant to the DIP Facility Agreement, the DIP Lenders and their agent shall have an Allowed Administrative Expense Claim for all unpaid professional fees and expenses incurred in connection with the DIP Facility, including fees and expenses incurred in the DIP Lenders’ capacity as postpetition lenders and in negotiating the Plan, without the necessity of filing a request for payment by the Administrative Claims Bar Date, and to be paid by the Debtor on the Effective Date, or upon the submission of a fee statement by the DIP Lenders to the Reorganized Debtor, without further order of the Bankruptcy Court.

E.	Payment of Majority Secured Noteholders’ Fees

Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys fees) of each of the Majority Secured Noteholders shall, (i) to the extent incurred and unpaid by a Debtor prior to the Effective Date, be Allowed as an Administrative Claim without the necessity of filing a request for payment by the Administrative Claims Bar Date and be paid by the Debtor on the Effective Date without further order of the Bankruptcy Court, and (ii) to the extent incurred after the Effective Date, be Allowed as an Administrative Claim and be paid by the Debtor on a monthly basis upon the submission of fee statements without further order of the Bankruptcy Court.

F.	Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

G.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

H.	Discharge of Claims and Termination of Interests

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise provided herein or in the Confirmation Order, the distribution, rights, and treatment that are provided in the Plan shall be in exchange for, and in full and final satisfaction, settlement, discharge, and release of, effective as of the Effective Date, all Claims and Interests (other than those Claims and Interests that are Unimpaired under this Plan) of any nature whatsoever against the Debtor or any of its assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests. Except as otherwise provided herein, any default by the Debtor with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Case shall be deemed cured on the Effective Date. Upon the Effective Date, each of the Debtor and the Reorganized Debtor shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests (other than those Claims and Interests that are not Impaired under this Plan), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the holder of such a Claim or Interest has accepted the Plan.

I.	Releases

1.	Releases by Debtor

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor (in its individual capacity and as debtor and debtor in possession) will be deemed to release forever, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities (other than the rights of the Debtor to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder, and liabilities arising after the Effective Date in the ordinary course of business) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act omission, transaction, event, or other occurrences, except where resulting from willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction, (i) taking place on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Debtor, the Chapter 11 Case, the negotiation and filing of this Plan, the Disclosure Statement or any prior plans of reorganization, the filing of the Chapter 11 Case, the pursuit of confirmation of this Plan or any prior plans of reorganization, the consummation of this Plan, the administration of this Plan, or the property to be liquidated and/or distributed under this Plan, or (ii) in connection with, relating to, or arising out of the negotiation of the DIP Facility Agreement or the DIP Facility, or (iii) in connection with, relating to, or arising out of the negotiation of the Exit Financing, against the Released Parties.

2.	Releases by Third Parties.

As of the Effective Date, in exchange for their rights and distributions hereunder, each holder of a Claim or Interest hereby shall be deemed to have released, waived and discharged, irrevocably, absolutely and permanently, each of the Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, causes of action, liabilities, or rights whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act, omission, transaction, event, or other occurrences taking place on or before the Effective Date arising out of or in any way related to the Debtor, the Chapter 11 Case, the business arrangements with the Debtor, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of the Plan, or any other act or omission in connection with the Debtor’s bankruptcy, to the maximum extent allowed by law and without further notice to or action by the Bankruptcy Court, or act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any entity, except where resulting from willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction.

J.	Exculpation and Limitation of Liability

The Released Parties, and any and all of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or Interest, or any other party in interest, or any of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the Disclosure Statement, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, any contract, instrument, release or other agreement or document created, modified, amended, terminated, or entered into in connection with or related to the Plan, or any other act or omission in connection with the Debtor’s bankruptcy, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Case and the Plan.

Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Released Parties, or any of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the Disclosure Statement, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, any contract, instrument, release or other agreement or document created, modified, amended, terminated, or entered into in connection with or related to the Plan, or any other act or omission in connection with the Debtor’s bankruptcy, except for their willful misconduct or gross negligence.

K.	Injunction

Except as provided in the Plan or the Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including Bankruptcy Code sections 524 and 1141, as of the Confirmation Date, subject to the occurrence of the Effective Date, all Persons that have held, currently hold or may hold a Prepetition Lender Claim, a Claim, an Interest or other debt or liability that is discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor or its property on account of any such discharged Prepetition Lender Claims, debts or liabilities or terminated rights: (i) commencing or continuing, in any manner or in any place, directly or indirectly, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner, whether directly or indirectly, any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance of any kind; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and (v) commencing or continuing any action, in each case in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Interest receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Article XII.

L.	Term of Bankruptcy Injunction or Stays

All injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code section 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date. Upon the Effective Date, the injunction provided in Article XII of the Plan shall apply.

M.	Enforcement of Subordination

All subordination rights that the Debtor or a holder of a Claim or Interest may have with respect to any claim or distribution to be made pursuant to the Plan will not be discharged and terminated, and all actions to request or direct subordination arising in law or in equity, including rights under Bankruptcy Code section 510(b) are not waived and expressly preserved.

N.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former holders of Claims against and interests in the Debtor, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, without limitation, the Reorganized Debtor, and all other parties in interest in the Chapter 11 Case.

O.	Plan Supplement

Exhibits to this Plan not attached hereto shall be filed with the Bankruptcy Court at least three (3) days prior to the Voting Deadline or by such later date as may be established by order of the Bankruptcy Court in one or more Plan Supplements. Any Plan Supplement (and amendments thereto) filed by the Debtor shall be deemed an integral part of this Plan and shall be incorporated by reference as if fully set forth herein. To the extent any exhibit or schedule to the Plan is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit portion of the Plan shall control.

P.	Committees

On the Effective Date, the duties of any Committee shall terminate, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Effective Date.

Q.	Notices

Any notice, request or demand required or permitted to be made or provided under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first-class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(1)	IF TO THE DEBTOR:

Trailer Bridge, Inc.

10405 New Berlin Road East

Jacksonville, Florida 32226

Tel: (904) 751-7192

Fax: (904) 751-7160

with copies to:

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, FL 32202

Attn: Gardner F. Davis, Esq.

Tel: (904) 359-8726

Fax: (904) 359-8700

-and-

DLA Piper LLP (US)

919 North Market Street

15th Floor

Wilmington, DE 19801

Attn: Craig Martin, Esq.

Tel: (302) 468-5700

Fax: (302) 394-2341

-and-

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Fl.

New York, NY 10020

Attn: Gregg M. Galardi, Esq.

Tel: (212) 335-4500

Fax: (212) 335-4501

(2)	IF TO THE DIP LENDERS:

CADWALADER, WICKERSHAM & TAFT LLP

One World Financial Center

Attn: John J. Rapisardi

New York, NY 10281

Tel: (212) 504-6000

Fax: (212) 504-6666

-and-

CADWALADER, WICKERSHAM & TAFT LLP

700 Sixth Street, N.W.

Washington, DC 20001

Attn: Douglas S. Mintz

Tel: (202) 862-2200

Fax: (202) 862-2400

-and-

BERGER SINGERMAN, P.A.

200 S. Biscayne Blvd., Ste. 1000

Miami, FL 33131

Attn: Jordi Guso

Tel: (561) 241-9500

Fax: (561) 998-0028

R.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (i) the laws of the State of Florida shall govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents and instruments executed in connection with the Plan, the laws of the State of Florida shall govern the construction and implementation of such agreements, documents and instruments, and (iii) the laws of the state of incorporation, organization or formation of the Debtor shall govern corporate governance matters with respect to the Debtor, in each case without giving effect to the principles of conflicts of law thereof.

S.	Prepayment

Except as otherwise provided in the Plan or the Confirmation Order, the Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

T.	Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and each of its affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Common Stock under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Preferred Interests under the Plan.

Dated: January 14, 2012	TRAILER BRIDGE, INC.

By:
	Name:	Mark Tanner
	Title:	Co-CEO

FOLEY & LARDNER LLP

/s/ Gardner F. Davis
Gardner F. Davis (FL 0471712)
E. Robert Meek (FL 0302910)
John J. Wolfel, Jr. (FL 030664)
One Independent Drive, Suite 1300
Jacksonville, FL 32202-5017
P. O. Box 240
Jacksonville, FL 32201-0240
Telephone: (904) 359-2000
Facsimile: (904) 359-8700
Email:	gdavis@foley.com
rmeek@foley.com
jwolfel@foley.com

-and-

DLA PIPER LLP (US)
Gregg M. Galardi (NY 4535506)
Gabriella Zborovsky (NY 4851614)
Sarah E. Castle (NY 4932240)
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 335-4500
Facsimile: (212) 335-4501
Email:	gregg.galardi@dlapiper.com
gabriella.zborovsky@dlapiper.com
sarah.castle@dlapiper.com

-and-

Craig Martin (DE 5032)
Cynthia E. Moh (DE 5041)
919 N. Market Street, Suite 1500
Wilmington, Delaware 19801
Telephone: (302) 468-5700
Facsimile: (302) 394-2341
Email:	craig.martin@dlapiper.com
cynthia.moh@dlapiper.com

Counsel for the Debtor and Debtor in Possession

EXHIBIT A-1

(To be filed with the Plan Supplement)

EXHIBIT A-2

(To be filed with the Plan Supplement)